Exhibit 10.1

Information Concerning Executive Compensation

On January 3, 2018, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2018) and discretionary 2017 cash bonuses for each of the Company’s executive officers who were included as named executive officers in the Company’s 2017 proxy statement.

Name and Title	Base Salary in 2018	Bonus Award for 2017[1]

Paul J. Borden	$398,585	$308,895	[2]
President and
Chief Executive Officer

John Kent Aden, Jr.	$326,101	$259,591
Vice President

Christian E. Foulger	$250,628	$257,371
Vice President

Erin N. Ruhe	$239,152	$207,034
Vice President,
Treasurer and Controller

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1 Includes a previously approved holiday bonus paid to each of the named executive officers based on a percentage of salary of $11,723 for Mr. Borden, $9,591 for Mr. Aden, $7,371 for Mr. Foulger and $7,034 for Ms. Ruhe.
2 Also includes a previously approved gross-up bonus of $47,172 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.